                                  EXHIBIT 12.1
                       AMERICAN EXPRESS CREDIT CORPORATION
                 (a wholly-owned subsidiary of American Express
                     Travel Related Services Company, Inc.)

          COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)


                                   Three Months Ended
                                        March 31,
                                       (Unaudited)                             Years Ended December 31,
                                     ----------------          ----------------------------------------------------
                                     2002        2001            2001       2000        1999       1998        1997
                                     ----------------          ----------------------------------------------------
Earnings:
Net income                           $ 53        $ 77          $  277     $  286      $  223     $  237      $  212
Income tax provision                   27          39             140        150         120        128         114
Interest expense                      230         401           1,458      1,459       1,130      1,190       1,125
                                     ----------------          ----------------------------------------------------
Total earnings (a)                   $310        $517          $1,875     $1,895      $1,473     $1,555      $1,451
                                     ================          ====================================================
Fixed charges -
   interest expense (b)              $230        $401          $1,458     $1,459      $1,130     $1,190      $1,125
                                     ================          ====================================================
Ratio of earnings
   to fixed charges (a/b)            1.35        1.29            1.29       1.30        1.30       1.31        1.29


Note: Gross rentals on long-term leases were minimal in amount in each of the periods shown.